Exhibit 15.1

May 4, 2015
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated May 4, 2015 on our review of interim financial information of Realogy Holdings Corp. and its subsidiaries (the "Company") for the three-month periods ended March 31, 2015 and March 31, 2014 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2015 is incorporated by reference in its Registration Statements on Form S-8 (No. 333-184383) and Form S-3 (No. 333-187816).
Very truly yours,
/s/ PricewaterhouseCoopers LLP